SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

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T/R Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2003

To Our Shareholders:

       You are cordially invited to attend the 2003 annual meeting of shareholders of T/R Systems, Inc., which will be held at the T/R Systems Corporate Headquarters, 1300 Oakbrook Drive, Norcross, Georgia, on Thursday, May 22, 2003 at 2:00 p.m. local time.

       Details of the business to be conducted at the meeting are given in the attached notice of annual meeting and proxy statement.

       It is important that you use this opportunity to take part in the affairs of T/R Systems by voting on the business to come before the meeting. If you do not plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the accompanying reply envelope. If you decide to attend the meeting and wish to change your vote, you may do so by voting in person at the meeting.

       We look forward to seeing you at the meeting.

Sincerely,

Michael E. Kohlsdorf
President and Chief Executive Officer

NOTICE OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2003
GENERAL INFORMATION
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
RELATIONSHIP WITH INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS

T/R SYSTEMS, INC.

1300 Oakbrook Drive
Norcross, Georgia 30093

NOTICE OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 22, 2003

      The 2003 annual meeting of shareholders of T/R Systems, Inc. will be held at the T/R Systems Corporate Headquarters, 1300 Oakbrook Drive, Norcross, Georgia, at 2:00 p.m. local time on Thursday, May 22, 2003, for the following purposes:

1.	To elect three Class I directors to serve a three-year term; and

2.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on April 10, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Lyle W. Newkirk
Secretary

Norcross, Georgia

April 24, 2003

YOUR VOTE IS IMPORTANT

      Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

T/R SYSTEMS, INC.

1300 Oakbrook Drive
Norcross, Georgia 30093

PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2003

GENERAL INFORMATION

      The board of directors of T/R Systems, Inc., a Georgia corporation, is providing this proxy statement in connection with its solicitation of proxies for use at T/R Systems’ 2003 annual meeting of shareholders, to be held at the T/R Systems Corporate Headquarters, 1300 Oakbrook Drive, Norcross, Georgia, at 2:00 p.m. local time.

      This proxy statement and the accompanying form of proxy are first being sent or given to shareholders on or about April 24, 2003, along with an annual report to shareholders for the fiscal year ended January 31, 2003. We will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers of reasonable expenses for sending proxy materials to their principals. In addition to the use of the mails, our employees or officers may also solicit proxies by telephone, e-mail, telecopy or in person.

      Only shareholders of record of our $0.01 par value common stock at the close of business on Thursday, April 10, 2003 are entitled to notice of, and to vote at, the meeting. As of April 10, 2003, there were 12,469,415 shares of common stock outstanding. Each holder of record at the close of business on April 10, 2003 is entitled to one vote per common share on each matter to be voted on at the meeting. The majority of the outstanding shares of common stock must be present or represented at the meeting in order to have a quorum.

      In determining whether a quorum exists at the meeting, all shares represented for any purpose at the meeting (other than shares present solely to object to holding or to transacting business at the meeting), including abstentions (as well as instructions to withhold authority to vote) and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted. Abstentions and broker non-votes will not count as votes for or against any proposals that may be voted upon at the meeting.

      The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. If no voting direction is indicated, properly signed proxies will be voted for the director nominees. You may revoke your signed proxy at any time prior to the meeting by delivering to our corporate secretary written notice of such revocation or a proxy with a later date, or by attending and voting in person at the meeting.

      Votes cast by proxy or in person will be tabulated by the inspector of elections appointed by our board of directors. Directors will be elected by a plurality of all of the votes cast.

ELECTION OF DIRECTORS

Classification of Directors

      Our charter and bylaws provide for a staggered board of directors. Upon election, directors serve for a term of three years and until their successors are elected and qualified. There are no family relationships between any of our directors. Our eight directors are divided into three classes:

•	Charles H. Phipps, Kevin J. McGarity and Joseph R. Chinnici are designated as class I directors who have been nominated for reelection as directors to serve until the annual meeting of shareholders in 2006;

•	Philip T. Gianos and E. Neal Tompkins are designated as class II directors whose terms will expire at the annual meeting of shareholders in 2004; and

•	C. Harold Gaffin, Michael E. Kohlsdorf and Barbara A. Pellow are designated as class III directors whose terms will expire at the annual meeting of shareholders in 2005.

      Set forth below is certain information with respect to each director nominee and each director whose term continues after the meeting.

Nominees for Election

Class I (term expires in 2006)

      Charles H. Phipps, age 76, has served as chairman of the board since 1994. Mr. Phipps has been a general partner of Sevin Rosen funds, a group of venture capital funds, for 16 years.

      Kevin J. McGarity, age 57, has served as a director since March 2000. Mr. McGarity held various senior management positions with Texas Instruments, Inc., an electronics manufacturer, from 1972 until 1999, including most recently senior vice president, worldwide marketing and sales. Mr. McGarity has also been an independent technology consultant since 1999.

      Joseph R. Chinnici, age 48, has served as a director since August 2002. Mr. Chinnici has been senior vice president, finance and chief financial officer of CIENA Corporation since August 1997. From May 1995 to August 1997, Mr. Chinnici served as the company’s vice president, finance and chief financial officer. Mr. Chinnici joined CIENA in September 1994 as its controller. Mr. Chinnici also currently serves as a director of Guilford Pharmaceuticals, Inc.

Continuing Directors

Class II (term expires in 2004)

      Philip T. Gianos, age 53, has served as a director since February 1996. Since 1982, Mr. Gianos has been a general partner of InterWest Management Partners, V, L. P., a group of venture capital funds. Mr. Gianos also currently serves as a director of Xilinx, Inc.

      E. Neal Tompkins, age 58, is a co-founder of T/R Systems and has served as a director and our chief technology officer since our founding in September 1991. Mr. Tompkins served as our president from September 1991 until September 1996, and has served as our executive vice president since that date.

     Class III (term expires in 2005)

      C. Harold Gaffin, age 63, has served as a director since 1994. Mr. Gaffin has been an independent printing industry consultant since 1994. Mr. Gaffin was the director, School of Printing Management and Sciences at the Rochester Institute of Technology, from 1994 to June 2001.

      Michael E. Kohlsdorf, age 47, has served as our president, chief executive officer and a director since September 1996. From 1993 to September 1996, Mr. Kohlsdorf held a variety of positions at Brock Control

Systems, Inc., a sales automation software company, now known as FirstWave Technologies, Inc., most recently serving as president, chief operating officer and chief financial officer.

      Barbara A. Pellow, age 48, has served as a director since November 2001. Ms. Pellow has been the Gannett Chair of Integrated Publishing Sciences at the Rochester Institute of Technology’s School of Printing Management and Sciences since September 2001. Prior to that, Ms. Pellow was senior vice president of marketing at IKON Office Solutions, Inc. from September 1999 until September 2001. From January 1993 to September 2001, Ms. Pellow was director of On-Demand Printing & Publishing Service for CAP Ventures, Inc., a consulting and research firm focused on the print-on-demand market.

Recommendation of the Board of Directors

      The board of directors recommends a vote FOR the election of each nominated director.

Board Meetings and Committees

      During our 2003 fiscal year, the board of directors held meetings or acted by written consent nine times. Each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which he or she was a member during the last fiscal year.

     Audit Committee

      Our audit committee:

•	monitors T/R Systems’ financial reporting process and internal control system;

•	appoints, establishes the compensation for and oversees the work of our independent auditors; and

•	provides an open avenue of communications among the independent auditors, financial and senior management and the board of directors.

      The audit committee currently consists of Messrs. Chinnici, Gaffin, McGarity and Phipps. The board of directors has adopted a written audit committee charter, which has been revised by the board of directors in light of the additional responsibilities resulting from the recently enacted Sarbanes-Oxley Act of 2002. All members of the audit committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The audit committee met six times during our 2003 fiscal year.

     Compensation Committee

      Our compensation committee reviews and recommends to the board of directors the compensation and benefits of our executive officers and, together with the board of directors, administers some of our stock option plans. The compensation committee currently consists of Messrs. Gaffin and Gianos and Ms. Pellow. All members of the compensation committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The compensation committee met two times during our 2003 fiscal year.

     Governance Committee

      Our governance committee was formed during fiscal 2003 and is presently creating a charter. The governance committee reviews and recommends to the board of directors policies, procedures, practices and controls designed to enhance the overall oversight process by the board. The governance committee currently consists of Messrs. Chinnici, Gianos and McGarity. All members of the governance committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The governance committee met twice during our 2003 fiscal year.

      The board of directors does not have a nominating or any other standing committee.

Director Compensation

      Directors who are executive officers of T/R Systems receive no additional compensation for their services as a director or as a member of a committee of the board of directors. Directors who are not executive officers of T/R Systems are paid $1,500 per board meeting that they attend. Additionally, directors who serve on any committee are paid an additional $3,000 per year. Directors are also reimbursed for reasonable travel expenses. In addition, each independent director is granted an option each year to purchase a number of shares of our common stock as determined by the board of directors. In fiscal 2003, each independent director was granted an option to purchase 10,000 shares. Options granted to the independent directors vest in three equal annual installments commencing on the first anniversary of the date of grant. Each option has an exercise price equal to the fair market value on the date of grant. Additionally, beginning in fiscal 2004, the chair of the audit committee will receive an annual retainer of $10,000 and the chairs of the other two committees will each receive an annual retainer of $5,000 in addition to the $3,000 annual compensation paid for committee membership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

      The following table presents information about the beneficial ownership of our common stock as of April 10, 2003 by:

•	each of our directors;

•	each executive officer named in the summary compensation table below;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock.

      Except as otherwise indicated, each shareholder listed in the table has sole voting and investment powers over the common stock owned by him or her. Beneficial ownership is determined under the rules of the Securities and Exchange Commission, or SEC. Unless otherwise specified, the address of each individual or entity named below is: c/o T/R Systems, Inc., 1300 Oakbrook Drive, Norcross, Georgia 30093.

	Shares Beneficially
	Owned

Name of Beneficial Owner	Number	Percent

Directors and Executive Officers
Charles H. Phipps(1)	1,566,684	12.5%
Philip T. Gianos(2)	1,051,203	8.4
E. Neal Tompkins(3)	587,645	4.6
Michael E. Kohlsdorf(4)	350,309	2.8
Michael W. Barry(5)	250,663	2.0
Lyle W. Newkirk(6)	117,195	*
C. Harold Gaffin(7)	48,711	*
Michael T. Liess(8)	45,000	*
Kevin J. McGarity(9)	42,101	*
Barbara A. Pellow(10)	8,334	*
Joseph R. Chinnici	—	*
Directors and executive officers as a group (11 persons)(11)	4,067,845	30.5
Other 5% Shareholders
Sevin Rosen Fund IV L.P.(1)	1,548,350	12.4
Noro-Moseley Partners II, L.P.(12)	1,176,890	9.4
Theodore R. Duncan(13)	1,070,200	8.6
Entities affiliated with InterWest Management Partners V, L.P.(2)	1,026,869	8.2
Hummingbird Management, LLC(14)	638,255	5.1

*	Represents beneficial ownership of less than 1% of our common stock.

(1)	The information relating to aggregate share ownership was provided pursuant to Amendment No. 2 to Schedule 13G filed with the SEC on March 3, 2003. Mr. Phipps’ shares consist of:

•	18,334 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2003; and

•	1,548,350 shares held by Sevin Rosen Fund IV L.P. Mr. Phipps is a general partner of this fund. As a general partner, Mr. Phipps has shared voting and dispositive power over these shares. Mr. Phipps disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest.

The address of Mr. Phipps and the Sevin Rosen Fund is Two Galleria Tower, 13455 Noel Road, Suite 1670, Dallas, Texas 75240.

(2)	Certain of the information relating to aggregate share ownership was provided pursuant to Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2003. Mr. Gianos’ shares consist of:

•	5,000 shares held in a revocable living trust for the benefit of Mr. Gianos and his wife;

•	500 shares each owned by Mr. Gianos’ two sons;

•	18,334 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003; and

•	1,026,869 shares held by entities affiliated with InterWest Management Partners V, L. P., which consist of:

•	1,020,448 shares held by InterWest Partners V, L.P.; and

•	6,421 shares held by InterWest Investors V.

Mr. Gianos is a general partner of InterWest Management Partners V, the general partner of InterWest Partners V. As a general partner, Mr. Gianos has shared voting and dispositive power over the shares held by InterWest Partners V. Some of the general partners of InterWest Management Partners V are general partners of InterWest Investors V. Mr. Gianos disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest. The address of Mr. Gianos and the InterWest funds is 2710 Sand Hill Road, Second Floor, Menlo Park, California 94025.

(3)	Includes:

•	186,250 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003;

•	9,090 shares held by Mr. Tompkins and his wife as joint tenants;

•	180,599 shares held by Mr. Tompkins’ wife; and

•	30,303 shares held by Mr. Tompkins’ daughter.

(4)	Includes:

•	248,409 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003; and

•	500 shares held by Mr. Kohlsdorf’s son.

(5)	Includes 176,758 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003.

(6)	Includes:

•	96,512 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003;

•	2,859 shares held by Mr. Newkirk’s son; and

•	2,719 shares held by Mr. Newkirk’s daughter.

(7)	Includes 34,850 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003.

(8)	Consists of 45,000 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003.

(9)	Consists of:

•	25,001 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003; and

•	17,100 shares held in an individual retirement account for the benefit of Mr. McGarity.

(10)	Consists of 8,334 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003.

(11)	Includes 857,782 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003. See also footnotes (1) through (10) above.

(12)	This information was provided pursuant to a Schedule 13G filed with the SEC on February 13, 2001. The address of Noro-Moseley is 9 North Parkway Square, 4200 Northside Parkway, N.W., Atlanta, Georgia 30327.

(13)	This information was provided by Mr. Duncan. The address of Mr. Duncan is 920 Reef Road, Vero Beach, Florida 32963.

(14)	This information was provided pursuant to a Schedule 13D filed with the SEC on January 6, 2003. The address of Hummingbird Management, LLC is 153 East 53rd Street, 55th Floor, New York, New York 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors and officers, and any persons who beneficially own more than 10% of our common stock, are required to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely upon our review of copies of such reports for our 2003 fiscal year, and written representations from our directors and officers, we believe that all filing requirements applicable to directors, officers and more than 10% beneficial owners for our 2003 fiscal year have been complied with.

EXECUTIVE COMPENSATION

      The following table presents the compensation earned by our chief executive officer and our other four most highly compensated executive officers for our 2003 fiscal year. “All Other Compensation” consists of matching contributions to our 401(k) plan, except as otherwise noted.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation($)

Michael E. Kohlsdorf	2003	$272,945	$—	175,000	$3,894
President and Chief Executive Officer	2002	250,000	—	180,000	3,231
	2001	242,402	53,700	80,000	3,750

Michael T. Liess	2003	177,534	50,000	280,000	275,332 (1)
Executive Vice President and Chief Operating Officer

E. Neal Tompkins	2003	174,589	—	105,000	2,802
Executive Vice President and Chief	2002	170,000	—	80,000	5,642
Technology Officer	2001	168,481	27,500	50,000	5,261

Michael W. Barry	2003	183,356	—	100,000	2,884
Senior Vice President, Development and	2002	165,000	—	95,000	5,353
Engineering	2001	161,962	40,000	40,000	3,731

Lyle W. Newkirk	2003	150,000	—	75,000	2,423
Senior Vice President, Chief Financial	2002	134,329	—	70,000	4,866
Officer and Secretary and Treasurer	2001	119,521	20,000	25,000	4,422

(1)	Includes $240,038 for reimbursement of relocation expenses incurred by Mr. Liess, as well as $33,332 paid to Mr. Liess as an independent contractor prior to his employment with T/R Systems.

Option Grants in Last Fiscal Year

      Stock option grants were made to the named executive officers during our 2003 fiscal year in accordance with our philosophy regarding long-term incentive compensation, as discussed in the compensation committee report on executive compensation in this proxy statement. The following table sets forth grants of stock options made to the named executive officers during the fiscal year ended January 31, 2003:

	Individual Grants
						Potential Realizable Value
	Number of		% of			at Assumed Annual Rates of
	Securities		Total Options	Exercise		Stock Price Appreciation for
	Underlying		Granted to	or Base		Option Term(4)
	Options		Employees in	Price	Expiration
Name	Granted(#)		Fiscal Year	($/Sh)(3)	Date	5%($)	10%($)

Michael E. Kohlsdorf	50,000	(1)	4.4%	$2.50	3/14/2012	$85,942	$210,890
	125,000	(2)	10.9	0.41	12/2/2012	32,231	81,679
Michael T. Liess	180,000	(1)	15.7	3.10	2/20/2012	347,991	884,640
	100,000	(2)	8.8	0.41	12/2/2012	25,785	32,672
E. Neal Tompkins	35,000	(1)	3.1	2.50	3/14/2012	60,149	147,623
	70,000	(2)	6.1	0.41	12/2/2012	18,049	45,740
Michael W. Barry	30,000	(1)	2.6	2.50	3/14/2012	51,565	126,534
	70,000	(2)	6.1	0.41	12/2/2012	18,049	45,740
Lyle W. Newkirk	25,000	(1)	2.2	2.50	3/14/2012	42,971	105,445
	50,000	(2)	4.4	0.41	12/2/2012	12,892	45,740

(1)	The options vest ratably over three years at nine-month intervals commencing nine months from the grant date.

(2)	The options vest ratably over four years commencing on the first anniversary of the grant date.

(3)	The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant.

(4)	The potential realizable value is calculated assuming that the stock price on the date of grant appreciates at the indicated rate compounded annually until the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of our future common stock price.

Option Exercises and Year-End Option Values

      The following table presents information regarding option exercises and the value realized from those exercises during our 2003 fiscal year, as well as the aggregate number of shares subject to unexercised options that were held at the end of our 2003 fiscal year by each named executive officer. The value realized represents the aggregate market value of the underlying securities on the exercise date minus the aggregate exercise price paid for those shares. Also presented is the value of in-the-money options, which represents the aggregate market value of the underlying common stock at the end of our 2003 fiscal year minus the aggregate exercise price payable for those shares. The aggregate market value was calculated using a price per share of $0.52, the closing price of our common stock on the Nasdaq SmallCap Market on the last day of our 2003 fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares	Value	Options at FY-End(#)		at FY-End($)
	Acquired on	Realized
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael E. Kohlsdorf	85,910	$6,873	183,409	337,500	$—	$13,750
Michael T. Liess	—	—	45,000	235,000	—	11,000
E. Neal Tompkins	—	—	153,750	181,250	—	7,700
Michael W. Barry	—	—	147,008	183,750	1,152	7,700
Lyle W. Newkirk	—	—	72,762	137,159	—	5,500

Employment Agreements

      We have entered into employment agreements with Michael E. Kohlsdorf, E. Neal Tompkins and Michael T. Liess.

      Under our agreement with Mr. Kohlsdorf, he is entitled to receive a base salary and an annual bonus of up to 50% of his base salary dependent upon T/R Systems achieving objectives approved by the board of directors. Mr. Kohlsdorf’s base salary is currently $275,000. Mr. Kohlsdorf did not receive a bonus in our 2003 fiscal year. Mr. Kohlsdorf was awarded stock option grants in our 2003 fiscal year in accordance with our philosophy regarding long-term incentive compensation as discussed in the compensation committee report on executive compensation in this proxy statement. Details of Mr. Kohlsdorf’s stock option grants appear in the Option Grants in Last Fiscal Year section of this proxy statement. If we terminate Mr. Kohlsdorf’s employment, all unvested options held by Mr. Kohlsdorf will continue to vest for one year following his termination and he will be paid his base salary for one year from the date of his termination.

      Under Mr. Tompkins’ employment agreement, he is entitled to receive a base salary and an annual bonus, which are determined based on our operating results, and is entitled to participate in all of our benefit plans. Mr. Tompkins’ employment agreement is renewed annually unless otherwise terminated. Under this employment agreement, Mr. Tompkins is prohibited from competing, directly or indirectly, with the business of T/R Systems in the United States, Europe and Japan. He is also generally prohibited from soliciting employees or customers of T/R Systems during the term of the agreement and for one year following the termination of the agreement. If we terminate Mr. Tompkins’ employment for breach of the agreement, fraud or misappropriation of our assets, we will pay his base salary through the last day of the calendar month in which the termination occurs. In that case, Mr. Tompkins would be entitled to receive his performance-based bonus earned to date, but all unvested stock options would be forfeited. If we otherwise terminate Mr. Tompkins’ employment, all his options to purchase shares of our common stock immediately vest.

      Under our agreement with Mr. Liess, he is entitled to receive a base salary of $200,000 and an annual bonus of up to 50% of his base salary, one half of which was guaranteed during our 2003 fiscal year, dependent upon T/R Systems’ achievement of certain financial performance objectives. In addition, the agreement provides for the grant of options to purchase 180,000 shares of our common stock vesting over three years. In the event of a change of control involving 50% of our common stock or a material change in executive reporting structure that results in a termination of Mr. Liess’ employment, whether voluntary or involuntary, T/R Systems will pay eight months of his salary and any earned bonus and consultancy payments, and Mr. Liess’ stock options will vest immediately as to 120,000 shares. Mr. Liess is also entitled to the same benefits if we discharge him without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement).

      We have agreements with Messrs. Barry, Liess, Newkirk and Tompkins regarding the status of their employment in the event of a material change of control of the company (as described below). If a material change of control occurs and the officer is not offered a position of a similar stature and compensation within the new entity, the officer is entitled to receive his base salary for twelve months and a prorated portion of any earned bonus, as well as continued health plan and other insurance benefits for twelve months. In addition, his stock options will continue to vest during the immediate twelve month period following the date of a material change of control. These agreements define a material change of control as a transaction that results in the assets or substantially all of the assets of the company being held by T/R Systems or an acquiring corporation or person and less than a majority of the combined voting power of the then-outstanding securities of the entity being held in the aggregate by the holders of the common stock of T/R Systems prior to the transaction.

Indebtedness of Management

      No executive officer or director has any outstanding loan payable to or other indebtedness owed to T/R Systems. As a result of the recently enacted Sarbanes-Oxley Act of 2002, we have suspended the use of “cashless exercises” of stock options by executive officers or directors in the event that they could be deemed as indebtedness to us.

Compensation Committee Interlocks and Insider Participation

      Our compensation committee currently consists of Messrs. Gaffin and Gianos and Ms. Pellow. None of the members of our compensation committee was at any time during our 2003 fiscal year, or any other time, an officer or employee of T/R Systems. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation committee operates under a statement of responsibilities approved by T/R Systems’ board of directors. The compensation committee determines the compensation and benefits of the executive officers, excluding the chief executive officer, following the receipt of the recommendations of the chief executive officer. The chief executive officer’s compensation and benefits are approved by the board of directors based on the recommendations of the compensation committee. Additionally, the compensation committee, together with the board of directors, administers some of our stock option plans. The key elements of executive compensation are base salary, annual incentive compensation and long-term incentive compensation. These elements are intended to attract and retain talented executives, tie executive compensation to the company’s performance and align the interests of executives and shareholders. Executive compensation is based on an evaluation of the company’s performance, comparative compensation data and each executive’s performance. Company performance is typically measured against internally established performance criteria. Comparative compensation data is obtained from various external sources, and takes into account the relative size and success of the comparable companies.

      The compensation committee, following the receipt of the recommendation of the chief executive officer, determines the base salary of each new executive officer based on such executive officer’s experience and responsibilities. The compensation committee reviews the base salary of each executive officer, including the chief executive officer, from time to time to ensure that it is appropriate. These periodic reviews are based on evaluations of the performance of the company and of each executive officer’s individual performance, and also take into account new responsibilities as well as changes in the competitive marketplace. Based on these reviews, and recommendations from the chief executive officer, the compensation committee may make salary adjustments for the executive officers, excluding the chief executive officer, subject to the limitations in any applicable employment agreement. Based on the periodic review of the chief executive officer’s salary, the compensation committee may recommend a salary adjustment to the board of directors for approval, subject to the limitations in any applicable employment agreement. Base salaries of the company’s executive officers are generally competitive with those of comparable companies, taking into account variables such as size, location and success of the comparable companies.

      In addition to base salary, each executive officer is eligible to receive annual incentive compensation in the form of a cash bonus. The cash bonus is based on achievement of performance goals established by the compensation committee and approved by the board of directors at the beginning of each fiscal year. These performance goals are generally based on internally established targets for revenue and profitability. For the chief executive officer and all other executive officers, goals in fiscal 2003 were based on revenue and profitability of the company as a whole, as well as the executive’s individual performance. For fiscal 2003, the compensation committee recommended, and the board of directors approved, that upon achievement of the fiscal 2003 revenue and profitability goals, the chief executive officer be paid a target bonus award of 60% of his base salary. Bonus levels for the remaining executive officers were based on target bonus awards determined at the beginning of the fiscal year and were a function of each executive officer’s level of responsibility. After the end of each fiscal year, the compensation committee and the chief executive officer meet and evaluate the performance of each of the executive officers based on the performance goals set at the beginning of the year. The compensation committee then makes a recommendation for the chief executive officer’s actual incentive cash bonus to the board of directors and approves the actual incentive cash bonuses of the other executive officers. The cash bonus paid to Mr. Liess during fiscal 2003 was guaranteed under his offer of employment and was not tied to any company goals or performance. No other bonuses were earned by or paid to executive officers during fiscal 2003.

      Additionally, all executive officers are eligible to receive long-term incentive compensation in the form of grants of stock options from time to time pursuant to our stock option plans. The compensation committee periodically makes stock option grants to executive officers. The stock option grants to executive officers are intended to foster and promote the long-term financial success of the company and to materially increase shareholder value by motivating superior performance, aligning the interests of management with those of the company’s shareholders and enabling the company to attract and retain the services of an outstanding management team. Stock option grants to executives are determined based on competitive survey data, prior option grants, an evaluation of each executive’s contribution to the company’s business results, the total number of grants to all employees and, for the executive officers other than the chief executive officer, the recommendation of the chief executive officer.

COMPENSATION COMMITTEE

C. Harold Gaffin, Chair
Philip T. Gianos
Barbara A. Pellow

RELATIONSHIP WITH INDEPENDENT AUDITORS

      T/R Systems has selected Deloitte & Touche LLP as our independent auditors for our 2003 fiscal year. Representatives of Deloitte & Touche are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

     Audit Fees

      Deloitte & Touche billed us $115,000 in the aggregate, for professional services rendered by Deloitte & Touche for the audit of our annual consolidated financial statements for our fiscal year ended January 31, 2003 and the reviews of the interim consolidated financial statements included in our Forms 10-Q filed with the SEC during our fiscal year ended January 31, 2003, as well as related out-of-pocket expenses.

     All Other Fees

      Deloitte and Touche billed us $63,360 in the aggregate, for tax consulting and compliance and other services rendered by Deloitte & Touche during our fiscal year ended January 31, 2003. None of these services related to financial information systems design and implementation or other consulting services.

      The audit committee has considered whether the provision of non-audit services to T/R Systems by Deloitte & Touche is compatible with maintaining their independence.

AUDIT COMMITTEE REPORT

      The board of directors of T/R Systems has adopted a written audit committee charter, a copy of which is included as Annex A to this proxy statement.

      The audit committee has reviewed and discussed with management and Deloitte & Touche LLP, our independent auditors, the audited consolidated financial statements of the company contained in its annual report on Form 10-K for the fiscal year ended January 31, 2003. The audit committee has also discussed with Deloitte & Touche the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

      The audit committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), and has discussed with Deloitte & Touche their independence.

      Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in T/R Systems’ annual report on Form 10-K for the fiscal year ended January 31, 2003, filed with the Securities and Exchange Commission.

Joseph R. Chinnici, Chair
C. Harold Gaffin
Kevin J. McGarity
Charles H. Phipps

STOCK PERFORMANCE GRAPH

      The following graph compares the total shareholder return on our common stock since January 31, 2000 (the day our common stock commenced “regular-way” trading on the Nasdaq Market following our initial public offering) with that of (i) the Nasdaq Composite Index and (ii) the Nasdaq Computer Index for the comparable period. The Nasdaq Computer Index consists of computer hardware and software companies that furnish computer programming and data processing services, and firms that produce computers, office equipment and electronic components.

      The total return calculations set forth below assume $100 invested on January 31, 2000, with reinvestment of any dividends paid up until January 31, 2003. The stock price performance shown below is historical and should not be considered indicative of our potential future stock price performance.

	1/31/00	4/30/00	7/31/00	10/31/00	1/31/01	4/30/01	7/31/01	10/31/01	1/31/02	4/30/02	7/31/02	10/31/02	1/31/03

T/R Systems, Inc.	100.0	118.1	57.0	49.7	63.7	37.7	24.8	20.2	29.0	18.1	5.8	3.4	4.3
Nasdaq Composite Index	100.0	98.0	95.6	85.5	70.4	53.7	51.4	42.9	49.1	42.7	33.6	33.6	33.4
Nasdaq Computer Index	100.0	101.9	101.4	89.8	66.7	48.0	45.6	37.1	45.4	35.9	28.1	32.7	27.6

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      Shareholder proposals intended to be presented at our 2004 annual meeting of shareholders must be received at our principal executive offices no later than December 26, 2003 in order to be considered for inclusion in our proxy statement relating to that meeting. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at the 2004 annual meeting of shareholders, such shareholder must provide written notice of such proposal to our corporate secretary at our principal executive offices by March 10, 2004. With respect to a proposal not to be included in the proxy statement, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, if the proposal is considered at the 2004 annual meeting of shareholders, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the SEC then in effect and the procedural requirements of our bylaws.

OTHER MATTERS

      The board of directors knows of no other matters to be presented for shareholder action at the meeting. However, if other matters do properly come before the meeting or any adjournments or postponements of the meeting, the board of directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

ANNEX A

T/R SYSTEMS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by assessing and monitoring: the financial reports and other financial information; the Corporation’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Appoint, establish the compensation for and oversee the work of the Corporation’s independent auditors.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

II. Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. In determining independence, the Board will observe the requirements of Rules 4200(a)(14) and 4350(d) of the NASD Manual, and the criteria for independent directors specified in Section 301 of the Sarbanes-Oxley Act of 2002.

      Each member of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement.

      The members of the Committee will be appointed by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

      The Committee shall meet at least four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet with management and the independent auditors in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. Minutes of all Audit Committee meetings should be recorded and approved by the Audit Committee.

IV. Responsibilities and Duties

      To fulfill its responsibilities and duties, the Audit Committee shall:

•	Review and reassess the adequacy of this Charter at least annually and as conditions dictate. This Charter, including any significant change thereto, must be approved by the full Board of Directors.

•	Review and preapprove both audit and nonaudit services to be provided by the independent auditor. This duty may be delegated to one or more designated members of the Committee with any such preapproval reported to the Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

•	Review the independence of the outside auditor each time (1) the outside auditors are engaged for an audit, (2) the annual audited financial statements are being reviewed and discussed, and (3) the provision of non-audit services by the outside auditors is being considered.

•	Review and approve the independent auditors’ annual engagement letter, including the scope of the audit and other services, and the related fees to be paid to the independent auditors.

•	Ensure that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard No. 1 (a copy of which is attached hereto).

•	Actively engage in dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditor.

•	Take appropriate action to oversee the independence of the outside auditor.

•	Assess and monitor the Corporation’s annual and quarterly financial statements including any certification, report, opinion or review rendered by the independent auditors.

•	Inquire of management and the independent auditors about the quality and appropriateness of the Corporation’s accounting principles and use of estimates as applied in the Corporation’s financial reporting and the fullness and accuracy of the Corporation’s financial reports.

•	Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

•	Review the independent auditors’ recommendations regarding the Corporation’s internal controls and other matters. Review and monitor management’s correction of controls deemed to be deficient.

•	Review with appropriate officers of the Corporation and the outside auditors the annual and quarterly financial statements of the Corporation prior to public release thereof. The review shall include a review of the Corporation’s procedure for filing reports with the Securities and Exchange Commission.

•	Inquire of management and the independent auditors about significant accounting and financial risks or exposures and assess the steps management has taken to minimize such risks to the Corporation.

•	Obtain assurance from the outside auditor that Section 10A of the Securities Exchange Act has not been implicated.

•	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

•	The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisors as it deems necessary to carry out its duties and shall receive appropriate funding, as determined by the Audit Committee, for payment of compensation to any such advisors.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

V. Outside Auditor

      The outside auditor is ultimately accountable to the Board and the Committee. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. Alternatively, the Board and the Committee may nominate the outside auditor to be proposed for shareholder approval in any proxy statement.

VI. Annual Report

      The Committee will review with the assistance of management, the outside auditors and outside legal counsel, Form 10-K prior to its filing with the SEC.

DETACH HERE

PROXY

T/R SYSTEMS, INC.
1300 Oakbrook Drive
Norcross, Georgia 30093

Proxy Solicited by the Board of Directors

for the 2003 Annual Meeting of Shareholders, May 22, 2003

(see Proxy Statement for discussion of Proposal)

     The undersigned hereby appoints Michael E. Kohlsdorf and Lyle W. Newkirk, and each of them, as proxies, with power of substitution, to vote all shares of T/R Systems, Inc. common stock which the undersigned is entitled to vote on all matters which may properly come before the 2003 Annual Meeting of Shareholders of T/R Systems, Inc., or any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

T/R SYSTEMS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1.

1.	Election of directors for a three-year term. Nominees: (01) Joseph R. Chinnici; (02) Kevin J. McGarity; and (03) Charles H. Phipps				The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR all nominee(s) listed in Proposal 1, and at the discretion of the proxies on any other matter that may properly come before the meeting.
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

☐
For all nominee(s) except as written above

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature:	Date:	Signature:	Date: